Exhibit 99.2

FIBERGLASS SUPPLY AGREEMENT

This Fiberglass Supply Agreement (“ Agreement”) is made this 30th day of April, 2008, by and between: (i) Superior Fibers, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Superior” or “Seller”) ; and (ii) Flanders Corporation and Flanders/Precisionaire Corp., corporations organized and existing under the laws of the State of North Carolina (collectively “Flanders” or “Buyer”).

RECITALS

WHEREAS, the parties hereto and certain subsidiaries, affiliates and/or related parties of both the Buyer and the Seller have entered into an Asset Purchase Agreement and all documents executed in connection therewith dated as of the same date herewith (the “Purchase Agreement”), whereby the Seller has agreed to purchase from the Buyer, and the Buyer has agreed to sell to the Seller, the Purchased Assets (as such term is defined in the Purchase Agreement); and

WHEREAS, Section 5.14 of the Purchase Agreement requires the Seller and the Buyer to enter into this Agreement; and

WHEREAS, Seller’s subsidiary would not have entered into the Purchase Agreement but for Buyer agreeing to, executing and fulfilling its responsibilities under the terms of this Agreement; and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement including these recitals which are incorporated by reference into the Agreements, the Seller has agreed to provide, or cause to be provided, to the Buyer certain Products as described in Exhibit A hereto following the Closing (as such term is defined in the Purchase Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Purchase and Sale.

(a)

During the term hereof, Buyer agrees to purchase, and cause all of its subsidiaries, affiliates and related parties (collectively referred to herein as “Purchasers” and individually as “Purchaser”) to purchase, all of Purchasers’ requirements of fiberglass materials (the “Products”), and Seller agrees to manufacture or have manufactured and sell to Purchasers up to all of Seller’s production of the Products (of the type , quality and specifications of the Products currently being delivered to Buyer, or as set forth on Exhibit B attached hereto). All sales of Products shall be made on and pursuant to the purchase order terms and conditions as set forth below.

(b)	Seller shall have the right to subcontract, sublicense, or otherwise delegate all or any portion of its obligations under this Agreement.

2.             Term. This Agreement shall commence on the date first written above (“Effective Date”) and (unless earlier terminated pursuant to Section 9 hereof) shall terminate on the date that is ten (10) years from the Effective Date (the “Initial Term”). This Agreement shall automatically renew for additional successive terms of five (5) years (each, a “Renewal Term”) unless either party gives notice in writing to the other party, no less than one (1) year prior to the end of the then-existing term, that such party desires to terminate the Agreement at the end of the then-existing term.

3.	Order Management.

(a)	Nothing herein shall be construed to limit Purchasers’ responsibility, under Section 1(a) of this Agreement, to purchase all of their requirements of the Product from Seller.

(b)

Each month during the Term (and, if applicable, any Renewal Term), Buyer shall provide Seller with an updated ninety (90) day forecast for Product to be purchased by Purchasers (“Rolling Forecast”). As of each updated Rolling Forecast, the first following four (4) weeks’ Rolling Forecast shall he a binding purchase commitment by Buyer. The Rolling Forecast for the remaining period shall be an estimate for informational and planning purposes only.

(c)	Seller and the Buyer shall meet at least once every year to review the pricing, materials, and forecasts subject to this Agreement.

(d)

Purchasers shall submit annual blanket purchase order(s) (“Purchase Orders” or “POs”) with Seller, which POs incorporate by reference the terms and conditions set forth herein including any applicable Rolling Forecast and which shall set forth the Purchasers’ estimated demand for the ensuing year. All submitted POs shall include Purchasers’ anticipated demand for the particular Products required, quantity required, requested delivery dates, routing instructions, and destination.

(e)

Notwithstanding anything contained herein, Seller shall have the right to reject any order or PO in the event it determines, in its sole discretion, that it cannot economically produce and supply the Products. In such event, Purchasers shall have the right to purchase Products from other sources during such period of time as Seller determines it cannot economically produce and supply the Products.

(f)

Purchasers shall have ten (10) days to cure any failure by Purchasers to purchase the minimum amount of Product provided for in Section 3(a) (“Cure Period”). Notwithstanding any other remedy available to Seller, in the event that Buyer fails to cure such deficiency within the Cure Period and until said failure is cured, any and all payments due to Purchasers (excluding Wal-Pat II) from Seller, its subsidiaries, affiliates and/or related parties under any note or other agreement between the parties shall expressly be subject to the right of set-off/recoupment by Seller, its subsidiaries, affiliates and/or related parties and any such reduction shall not be a default under any note or other agreement between the parties. These terms and provisions shall govern should any contradictions or ambiguity of terms exist in the Note or any other agreement between the Parties.

4.	Pricing Terms.

(a)

Prices for the Products ordered by Buyer shall be as set forth on Exhibit A attached hereto and made a part hereof. Products shall be shipped F.O.B. Buyer’s designated location as specified in each PO. Prices paid by Buyer shall be inclusive of all applicable state, local, and federal laws, taxes of all kinds and character, ordinances, union and government rules and regulations, and Seller shall be responsible for the payment of all such taxes collected to the proper authority.

(b)

Seller shall retain and may take all steps to prefect a security interest in the Product and all proceeds therefrom until payment in full is made for such Product. This security interest and the perfection thereof expressly extends to and includes Seller’s rights of set-off and recoupment.

5.	Delivery; Returns.

(a)

Once the Products are delivered to Purchasers by Seller (F.O.B. Buyer’s designated location as specified in each PO) (a “Delivery”), all Products taken into such Purchaser’s inventory shall be deemed accepted by the respective Purchasers and Buyer unless rejection is made in writing within seven (7) days of Delivery, with such rejection of the defective, damaged or non-conforming Products (a “Rejected Product”), and with Buyer specifying in writing to Seller (i) the reason for the rejection of the Rejected Product, (ii) a full description of the Rejected Product; (iii) the serial number of the Rejected Product; (iv) the Seller’s part number for the Rejected Product; (v) the original, copy or photograph of the roll label of the Rejected Product; (vi) a full and complete description of the manner in which the Rejected Product is in breach of the warranties in Section 8 hereof and any and all alleged defects in the Rejected Product; and (vii) a request for a return material authorization number (“RMA Number”). The appropriate Purchasers will segregate and store in a safe place any Rejected Product awaiting dispute by Seller or shipping instructions from Seller. Purchasers and Buyer agree to obtain an RMA Number before returning any Rejected Products. Seller reserves the right to not issue an RMA Number until it has (i) inspected the Rejected Product as provided for below and (ii) determined if the Rejected Product is in violation of any of the warranties in Section 8. Payment of an invoice shall constitute acceptance of the Products covered thereby. The specifications and performance requirements for the Products shall be agreed upon by the Buyer and Seller within forty-five (45) days of the date hereof and shall be set forth on Exhibit B attached hereto (the “Specifications”).

Thereafter, the Specifications may be changed by Buyer upon ninety (90) days prior written notice to Seller.

(b)

Upon receipt of the RMA Number, the Buyer shall, within thirty (30) days of such receipt, return the Rejected Product to the Seller at the address specified by the Seller at the Seller’s risk, cost, and expense for that purpose in strict compliance with the following:

i.

the Rejected Product must he packed in the original packaging and containers in which the Rejected Product was delivered to the Buyer or failing which, the Rejected Product must be packed in packaging and containers which provide the Rejected Product with the same or greater level of protection against damage;

ii.	the Buyer shall utilize proper handling procedures in packing and shipping of the Rejected Product;

iii.	the RMA Number provided by the Seller must be marked on the packaging of the Rejected Product in an obvious and indelible manner; and

iv.	the Buyer shall provide Seller with the original, copy or photograph of the roll label of the Rejected Product.

(c)

Where the Seller’s inspection determines that the Rejected Product is not in breach of any of the warranties in Section 8 or that such Rejected Product had been modified, repaired or altered by any person other than the Seller or a person duly authorized by the Seller, the Seller shall notify the Buyer of the same (together with supporting documentation) and the Seller and Buyer shall review such finding. If the parties agree that the Rejected Product is not in breach of any of the warranties in Section 8 or that such Rejected Product has been modified, repaired, or altered by any person other than the Seller or a person duly authorized by the Seller, the Seller shall cease to have any further obligation in relation to such Rejected Product. The Buyer is to pay the Seller for the risk, cost, and expense incurred by the Seller in inspecting the Rejected Product.

(d)

Where the Seller’s inspection indicates that the Rejected Product is in breach of any of the warranties in Section 8 and such Rejected Product had not been modified, repaired, or altered save by the Seller or a person duly authorized by the Seller, the Seller shall at the Seller’s risk, cost and expense, at the Buyer’s election, as its sole and exclusive remedy, either:

i.

replace the Rejected Product at the Seller’s expense, in which case, the warranties in Section 8 shall apply in respect of the repaired or replacement Product (as the case may be) until the later of (i) the expiry of thirty (30) days after the date that the repaired or replacement Product is delivered by the Seller to the

Buyer at Seller’s risk, cost and expense, and (ii) the date the Seller’s warranties under Section 8 in respect of the Rejected Product would have expired if such Rejected Product had not been in breach of any of the warranties in Section 8;

ii.	credit the Buyer the price paid by the Buyer for such Rejected Product, in which case the Seller shall cease to have any further obligation in relation to the Rejected Product.

(e)

The risk in and title to the Products shall pass to the Buyer when custody and control of the Products are delivered to the Buyer (or to such other person as may be authorized or designated by the Buyer). For the avoidance of doubt, unless expressly agreed in writing between the parties hereto, the Seller shall be under no obligation to undertake and shall not be responsible for any activities relating to the export of any Product.

(f)

All shipments will be made by and insured at the Buyer’s expense and the Buyer’s risk; and the Buyer shall be responsible for making all claims with carriers, insurers, warehousemen, and others for its delivery, non-delivery and loss, damage, or delay. The Buyer will arrange common carrier transportation of the Products to the Buyer’s specified plant or other destination, the Seller will contact the particular carrier for pickup in accordance with the Buyer’s order schedule.

(g)	In no event shall Buyer have the right to set-off or debit any payments owed by Buyer to Seller.

6.          Force Majeure. Seller shall not he responsible for delays in producing, procuring, or delivering the Products caused by: acts of God, fires, civil commotion, riot or insurrection, strikes, government interference, accidents, weather conditions, or other contingencies not under Seller’s’ control. Should any of the foregoing conditions continue for a period of thirty (30) days after its occurrence, Seller may, at its option, cancel any purchase order without incurring any liability therefor to Buyer or the appropriate Buyer. Further, Seller may, from time to time, allocate the Products among Buyer and Seller’s other buyers pursuant to industry standards, due to shortages of Products or any raw materials.

7.          Payment. All invoices shall be due and payable thirty (30) days after shipment F.O.B. Buyer’s designated location as specified in each PO. All payments made prior to the due date shall receive a two percent (2%) discount on the total amount payable at such time. Payments made after the due date shall not receive any discount. All payments shall be in U.S. Dollars. All court costs and reasonable attorneys’ fees incurred by Seller in enforcing this Agreement shall be paid promptly by the appropriate Purchasers and Buyer, jointly and severally, in addition to all of such party’s respective other obligations hereunder.

8.         Limited Warranty. Seller warrants that all Products purchased hereunder shall at the time of their delivery to Purchasers: (a) be new and unused, (b) be free and clear of all liens and encumbrances (except for Seller’s retained security interests), (c) substantially conform to the specifications of the Products currently being sold to Buyer by Seller, unless otherwise mutually agreed by the parties.

However, such warranty shall not apply to any Product which:

(a)

fails, malfunctions or is damaged as a result of improper handling, installation, maintenance, removal, or modification or repair by any person other than the Seller or a person duly authorized by the Seller;

(b)	has been modified, repaired, or altered by any person other than the Seller or a person duly authorized by the Seller;

(c)	is accidentally damaged or has been subjected to abuse (including by electromagnetic discharge) or improper use by any person other than the Seller or a person duly authorized by the Seller;

(d)

is altered or damaged by any person other than the Seller or a person duly authorized by the Seller such that the Seller is unable to verify the alleged defect using the Seller’s normal test equipment;

(e)	has been operated or used under other than normal and proper conditions; or

(f)	fails, malfunctions, or is damaged owing to any defective or erroneous design, drawings, documentation, data, software, information or materials (including any Specifications), provided by the Buyer.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER STATES THAT NO WARRANTIES, EXPRESS OR IMPLIED, CONTAINED IN THE UNIFORM COMMERCIAL CODE OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND/OR MERCHANTABILITY) SHALL APPLY TO THE PRODUCTS SOLD HEREUNDER AND BUYER ON BEHALF OF ITSELF AND EACH PURCHASERS ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 8, IT IS AND THEY ARE PURCHASING THE PRODUCTS, “AS IS”. SELLER IS NOT RESPONSIBLE FOR ANY DUTY TO WARN ANY PURCHASERS REGARDING ANY LATENT OR PATENT DEFECTS REGARDING THE GOODS SOLD HEREUNDER AND SELLER IS NOT RESPONSIBLE FOR ANY MISUSE, RECONFIGURATION OR ALTERATION OF THE GOODS BY PURCHASERS OR OTHERS. SELLER SHALL IN NO EVENT BE LIABLE FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES HEREUNDER. SELLER’S SOLE RESPONSIBILITY SHALL BE TO REPLACE ANY DAMAGED OR DEFECTIVE PRODUCTS. ANY CLAIM BROUGHT BY BUYER HEREUNDER MUST BE BROUGHT WITHIN THE FIRST TO OCCUR OF SIX MONTHS FROM THE DATE OF DISCOVERY OR DELIVERY OR FOREVER BE BARRED.

9.         Termination. Notwithstanding anything contained in Section 2 to the contrary, this Agreement may be terminated upon the first to occur of the following:

(a)	as provided for in Section 2 of this Agreement;

(b)	by mutual written consent of the parties;

(c)	by the non-breaching party upon a monetary breach that is not cured within ten (10) days notice;

(d)

by the non-breaching party, upon a material breach by the other party in any of the non-monetary provisions hereof, provided that the terminating party has provided the other party with thirty (30) days’ prior written notice of the breach and the failure of the breaching party to cure or commence to cure such breach within said period;

(e)

by one party, upon the entry of a judgment against the other party which, in the first party’s reasonable judgment, would substantially diminish the ability of such party to perform its obligations hereunder; or

(f)	by one party, upon the voluntary or involuntary filing by the other party of a petition in bankruptcy or for reorganization or the assimment for the benefit of creditors.

In the event of a termination pursuant to this Section, all pending POs, together with Seller’s inventory of items to he shipped to Buyer pursuant to the terms hereof and all Products in transit, shall he honored. In the event that any payment by a Purchasers is in excess of fifteen (15) days past due, Seller has the right not to honor any outstanding further purchase orders, or demand a letter of credit or COD or bill and hold, until such payments are made in full.

10.       Rights and Obligations on Termination. In the event of the Termination of this Agreement, the parties hereto shall have the following rights and obligations:

(a)	The obligations under the terms of Sections 6, 7, 8, 11, 12, 17 and 18 hereof shall survive the Termination of this Agreement;

(b)

Within twenty (20) days after the Termination of this Agreement, each party shall return to the other any and all proprietary and confidential information of such party then in its possession or under its control;

(c)

Termination of this Agreement shall not release either party from the obligation to make payment to the other party of all amounts then and thereafter due and payable under this Agreement within thirty (30) days of Termination.

11.       Remedies. Upon an event of default hereunder, each of the parties hereto shall have all rights and remedies available to them under North Carolina law, whether at law or in equity, including but not limited to consequential damages. Notwithstanding the foregoing, the parties expressly acknowledge that any and all obligations and liabilities arising out of the Purchase Agreement are separate and distinct from the parties rights and obligations under this Fiberglass

Supply Agreement and that under no circumstance shall Buyer ever set-off any amount due Seller hereunder.

12.         Confidential Information. Purchasers and Seller shall maintain in confidence any information received from the other party during the negotiation of or the term of this Agreement, and shall neither publish, disseminate, nor disclose such information to any third party nor use such informationexcept for the furtherance of the purposes of this Agreement without the prior express written consent of such other party. Buyer shall not publish, disseminate, nor disclose any information in its possession related to the production of the Product, whether or not such information was in Buyer’s or its Subsidiaries possession prior to the execution of this Agreement. The terms, conditions, pricing and performance of this Agreement are confidential and shall not be disclosed except pursuant to legal compulsion. Upon receiving any such legal compulsion, the receiving party shall promptly notify the other to facilitate any objections or other proceedings reasonably necessary to maintain such confidentiality or, if disclosure becomes mandatory, to seek to obtain conditions of confidentiality applicable to such disclosure. Any party in receipt of confidential information shall promptly return all such confidential information to the disclosing party upon Termination of this Agreement or at any time upon request and shall certify, represent and warrant that all such confidential information and copies and extracts thereof have been returned or destroyed. In no event shall this provision limit the responsibilities of Buyer as provided for in the Confidentiality Agreement referenced in the Purchase Agreement.

13.         Trademarks. Nothing contained in this Agreement will be deemed to grant either party any right, title or interest in the trademarks, trade name, service marks, proprietary words, or symbols which the other may have adopted or used at any time in the course of its business except as may be necessary to perform this Agreement including the manufacture and ultimate sale of the Products or as otherwise provided fbr in the Purchase Agreement.

14.         Independent Contractors. Each party is and shall act as an independent contractor in the conduct of its rights and duties hereunder, at its own cost and expense, and nothing herein shall authorize or empower either party to assume or create any obligation or responsibility whatsoever, whether express or implied, or make any representation or warranty on behalf of the other party or hold itself out as an agent or employee of the other party. Except as expressly set forth herein, all expenses of each party incurred in connection with this Agreement shall be such party’s responsibility solely.

15.         Assignment. Neither party may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided that either party may assign this Agreement to, and this Agreement shall be binding on, purchasers of all or substantially all of the assets of such party.

16.         Notices. All notices required or desired to be given shall be sent by overnight courier (fare prepaid), electronic mail, certified mail return receipt requested or by legible facsimile transmission and shall be deemed received one day, one day, three days and the same day, respectively, after sending to the following addresses:

if to Seller, to:	Superior Fibers, LLC 499 North Broad Street Bremen, OH 43017 Fax No.: 740-569-4191 Attn: J. Michael Leonard, CEO E-Mail: jmleonard@superiorfibers.com

with a copy to:	Ricketts Co., LPA 50 Hill Road South Pickerington, OH 43147 Fax No.: 614-834-8238 Attn: Richard T. Ricketts, Esq. E-Mail: rtr@ricketts-law.com

and copy to:	Gould & Ratner 222 North LaSalle Street, Suite 800 Chicago, IL 60601-1086 Fax No.: 312-236-3241 Attn: Fredric D. Tannenbaum, Esq. E-Mail: ftannenbaum(a)gouldratner.corn

If to Buyer or Purchaser, to:	Flanders/Precisionaire Corp. 531 Flanders Filter Road Washington, NC 27889 Fax No.: 252-9464738 Attn: Harry L. Smith, Jr. E-Mail: hsmith(a)ffillanderscorp.com

with a copy to:	Colombo, Kitchin, Dunn, Ball & Porter, LLP 1698 E. Arlington Blvd. Greenville, North Carolina 27858 Fax No.: 252-353-1096 Attn: Christian E. Porter, Esq. E-Mail: cporter@ek-attomeys.com

17.         Negotiations. The parties shall promptly attempt to resolve any dispute by negotiations between Buyer and Seller. Either Buyer or Seller may give the other party written notice of any dispute not resolved in the normal course of business. Buyer and Seller shall meet at a mutually acceptable time and place within ten (10) days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the dispute has not been resolved by the parties within thirty (30) days of the disputing party’s notice, or if the parties fail to meet within such ten (10) days, either Buyer or Seller may initiate arbitration as provided in Section 18 of this Agreement. If a negotiator intends to be accompanied at a meeting by legal counsel, the other negotiator shall be given at least three (3) business days’ notice of such intention and may also be accompanied by legal counsel.

18.	Arbitration.

(a)

In the event that the parties cannot resolve their differences and settle any claim or dispute brought by one party against the other, Buyer and Seller shall have the claim or dispute determined and finally settled by arbitration conducted in Pitt County, North Carolina, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization. Judgment upon any award rendered by the arbitrator(s) may be entered by the state or federal court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other party and to the American Arbitration Association (“Demand for Arbitration”). The arbitrator(s) shall conduct the arbitration in a manner in accordance with the Federal Arbitration Act and the rules of the American Arbitration Association and are specifically empowered to award the remedy of specific performance.

(b)

If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed Fifty Thousand Dollars ($50,000), then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

(c)

The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefore set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final and binding. Said decision may however be appealed if the matter in controversy exceeds the limitation set forth in Section 18(b) above; except that any person who failed or refused to participate in the arbitration process shall not have the right to appeal an arbitration decision.

(d)

All proceedings under this Section 18, all evidence given or discovered pursuant hereto and the decision of the arbitrator(s), shall be maintained in confidence by all parties and by the arbitrator(s).

(e)

The fact that the dispute resolution procedures specified in this Section 18 shall have been or may be invoked shall not excuse any party from peifauning its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may he available to any party.

19.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of North Carolina. All disputes arising hereunder shall be resolved in the courts or arbitration panels located in Pitt County, North Carolina and each party hereto irrevocably consents to such exclusive forum.

20.         Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party giving the waiver or consent. Any consent by any party to, or waiver of a breach by the other, whether express or implied, shall not constitute a consent to, waiver of or excuse for any further or subsequent breach.

21.         Partial Invalidity. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions shall nonetheless remain in full three and effect.

22.         No Third Party Beneficiaries. The parties intend that any contract arising pursuant to this document and any contract of which this document constitutes either their entire contract or part of the contract shall be a contract for the benefit of the Seller and Purchasers (including Wal-Pat II and Superior Media, LLC, only, and shall not be a contact for the benefit of any other person. Under no circumstances shall any person be a third party beneficiary of any such contract.

23.         Amendments. This Agreement may be amended in writing signed by Buyer and Seller.

24.         Compliance with Applicable Law. The parties to this Agreement shall at all times conduct their activities hereunder in accordance with all applicable federal, state and local laws, rules and governmental regulations.

25.         Counterparts. This Agreement may be executed in two (2) or more counterparts each of which shall be deemed an original, but all of which shall constitute one (1) and the same instrument. Facsimile signatures shall be treated as original signatures.

26.         Captions. The captions of Articles and Sections of this Agreement are included for convenient reference only, shall not be construed as part of this Agreement and shall not be used to define, limit, extend or interpret the terms hereof.

27.         Executory Contract. This Fiberglass Supply Agreement constitutes an “executory contract” pursuant to 11 U.S.C. §365 of the United States Bankruptcy Code and shall he subject to all of the provisions thereof. Notwithstanding the foregoing, the parties stipulate, that any rejection of this contract in any bankruptcy or insolvency proceeding by Purchasers shall automatically entitle Seller, its subsidiaries, affiliates and/or related parties to set-off in entirety any and all obligations due and owing Purchasers under the Purchase Agreement and/or the Note (as defined therein).

28.         Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and may not he changed except by agreement in writing signed by both parties.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

EXHIBIT A

PRODUCTS & PRICING

Product to be supplied to Buyer	Price	Applicable Period

See Attached Schedule	See Attached Schedule	All orders placed before April 1, 2008

See Attached Schedule	See Attached Schedule [1]	All orders placed after April 1, 2008

Beginning with the second quarter of 2008 and continuing for the following seven (7) consecutive quarters, Seller will provide a rebate to Buyer equal to six percent (6%) on Products ordered and delivered in excess of the volume of product ordered and delivered during the corresponding quarter of the immediately preceding year, per the attached Exhibit A-1.

Seller and Buyer may negotiate in good faith a commercially reasonable discount based on significant increases in the volume of purchases of Products made by Buyer during the course of this Agreement over the initial Rolling Forecast furnished as of the date hereof. Conversely, if there are significant decreases in the volume of purchases of Products made by Buyer during the course of this Agreement over the initial Rolling Forecast furnished as of the date hereof, Seller and Buyer may negotiate in good faith a commercially reasonable increase in price.

Seller represents and warrants that the prices charged for the Products under this Agreement will maintain the current favored pricing spread offered to Buyer relative to other customers of Seller of like quantities, quality and terms.

To the extent there are any disputes arising in the determination of the price hereunder, the parties shall attempt to promptly and reasonably and in good faith resolve such disputes. If such disputes cannot be promptly and amicably resolved within ten days, then the parties will escalate the dispute to their respective chief executive officers to resolve. If the two chief executive officers cannot resolve the dispute within fourteen days, then the dispute will be resolved in accordance with Section 18 hereof.

______________________

1 Price to reflect a 6% increase on orders placed before April 1, 2008

Exhibit A-1

EXHIBIT B

PRODUCT SPECIFICATIONS

TBA

Exhibit B-1